UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023

MERSANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38129	04-3562403
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 498-0020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MRSN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Anna Protopapas

On September 1, 2023, Anna Protopapas, President and Chief Executive Officer of Mersana Therapeutics, Inc. (the “Company”), provided the Company with notice of her desire and intention to retire, and on September 6, 2023, the Company announced Ms. Protopapas’ retirement effective as of September 10, 2023 (the “Retirement Date”). Ms. Protopapas will remain a member of the Company’s Board of Directors

In connection with Ms. Protopapas’ retirement, on September 5, 2023, the Company entered into a retirement and separation agreement (the “Retirement Agreement”) with Ms. Protopapas. Pursuant to the Retirement Agreement, the Company agreed that it will pay Ms. Protopapas the annual cash bonus under the Company’s 2017 Cash Bonus Plan to which Ms. Protopapas would have been entitled for the fiscal year ending December 31, 2023 had she remained employed by the Company through such date, pro-rated for the portion of 2023 for which Ms. Protopapas was actually employed by the Company (the “2023 Bonus”), such 2023 Bonus to be based on Company performance as assessed by the Company’s Board of Directors or a duly authorized committee thereof following December 31, 2023. The 2023 Bonus will be payable at the time the Company pays management bonuses for 2023, but in no event later than March 15, 2024. In addition, pursuant to the Retirement Agreement, (i) the stock option granted to Ms. Protopapas on January 15, 2021 (the “2021 Option”) will cease vesting on the Retirement Date, following which date Ms. Protopapas will have a period of three months to exercise the vested portion of the 2021 Option, (ii) the Company agreed to extend the vesting of Ms. Protopapas’ outstanding stock options and restricted stock unit (“RSU”) awards, other than the 2021 Option, through January 31, 2025, subject to Ms. Protopapas’ continued service to the Company as a director through such date and (iii) other than with respect to the 2021 Option, the exercise period for each stock option held by Ms. Protopapas will expire upon the earlier of the end of the applicable term of the option and three months after Ms. Protopapas ceases to be a member of the Company’s Board of Directors.

The Retirement Agreement also includes a general release of claims by Ms. Protopapas.

After her retirement, Ms. Protopapas will receive compensation for her continued service as a member of the Company’s Board of Directors in accordance with the Company’s current non-employee director compensation policy. The Company agreed to grant, effective as of September 11, 2023, Ms. Protopapas an equity award in the form of (i) an option to purchase 16,643 shares of the Company’s common stock, which option will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant and (ii) a RSU award for 16,643 shares of the Company’s common stock, each of which will vest in full on the earlier to occur of June 8, 2024 or the date of the Company’s 2024 annual meeting of stockholders, subject to Ms. Protopapas’ continuous service to the Company on such vesting date. Such equity award will be granted pursuant to the Company’s 2017 Stock Incentive Plan (the “Plan”) and was calculated based on the terms of the annual equity grant for which non-employee directors are eligible under the Company’s non-employee director compensation policy, pro-rated for the portion of the year for which Ms. Protopapas will serve as a non-employee director following the Company’s annual meeting of stockholders held in 2023.

Appointment of Martin Huber, M.D., as President and Chief Executive Officer

On September 6, 2023, the Company also announced that Martin Huber, M.D., was appointed as the Company’s President and Chief Executive Officer, effective as of September 11, 2023 (the “Huber Start Date”). Dr. Huber will continue to serve on the Company’s Board of Directors.

Dr. Huber, age 63, has served as a member of the Company’s Board of Directors since April 2020 and joins the Company from Xilio Therapeutics, Inc., a biotechnology company, where he most recently served as President, Head of R&D since June 2022, and, prior to that, served as President of R&D from August 2021 to June 2022 and as Chief Medical Officer from April 2020 to June 2022. Before joining Xilio, Dr. Huber served as Chief Medical Officer at TESARO, Inc. (“TESARO”), an oncology-focused company, from September 2015 until TESARO’s acquisition by GlaxoSmithKline plc in January 2019, and therafter as Senior Vice President, Clinical, from January 2019 to April 2020. Dr. Huber has served on the board of directors of Syndax Pharmaceuticals, Inc., a biotechnology company, since September 2021. Dr. Huber received his B.S. in biology from Texas Lutheran College and his M.D. from Baylor College of Medicine.

In connection with Dr. Huber’s appointment as the Company’s President and Chief Executive Officer, on September 5, 2023, the Company entered into an employment offer letter with Dr. Huber (the “Offer Letter”). The Offer Letter entitles Dr. Huber to an initial base salary of $625,000 per year and makes him eligible to receive an annual discretionary performance bonus targeted at 60% of his annual base salary, subject to the achievement of performance goals determined by the Company’s Board of Directors. The amount, terms and conditions of any annual bonus will be determined by the Company’s Board of Directors in its discretion, subject to the terms and conditions of any applicable bonus plan in effect from time to time. Any bonus paid to Dr. Huber for 2023 will be prorated to the Huber Start Date.

Pursuant to the Offer Letter, Dr. Huber will receive an option to purchase 1,000,000 shares of the Company’s common stock, which will be issued pursuant to the Plan. The option will vest as to 25% of the shares subject to the option on the first anniversary of the Huber Start Date and as to 6.25% of the shares subject to the option on the last date of each three-month period thereafter, subject to Dr. Huber’s employment through each applicable vesting date. The options will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant. In addition, pursuant to the Offer Letter, Dr. Huber will receive a RSU award for 667,000 shares of the Company’s common stock, which shall be issued pursuant to the Plan. The RSU award will vest as to 25% of the shares on each of the first four anniversaries of the Huber Start Date, subject to Dr. Huber’s continued employment through each applicable vesting date.

Under the terms of the Offer Letter, in the event Dr. Huber’s employment with the Company is terminated other than for disqualifying conduct (as defined in the Offer Letter) or Dr. Huber resigns for good reason (as defined in the Offer Letter), Dr. Huber will be eligible to receive, for twelve months following the date of termination, (i) his base salary as in effect on the date of termination (or, to the extent his base salary was reduced giving rise to good reason, as in effect immediately prior to such reduction), and (ii) provided that he timely elects to continue coverage in the Company’s group health plans in accordance with COBRA or applicable state law, a portion of the COBRA or applicable state law premium contributions equal to the excess of the cost of such premiums for himself, his spouse and dependents over the amount that he would have paid for such coverage had he remained continuously employed by the Company.

In the event Dr. Huber is terminated other than for disqualifying conduct or Dr. Huber resigns for good reason, in each case, on or within 12 months following the consummation of a change in control (as defined in the Offer Letter) of the Company, in lieu of the payments described above, Dr. Huber will be eligible to receive (i) a lump sum cash severance payment equal to the sum of (A) eighteen months of his base salary and (B) 1.5 (one and one-half) times his annual target bonus, in each case as in effect on the date of termination, and (ii) for a period of eighteen months following termination, provided that he timely elects to continue coverage in the Company’s group health plans in accordance with COBRA or applicable state law, a portion of the COBRA or applicable state law premium contributions equal to the excess of the cost of such premiums for himself, his spouse and dependents over the amount that he would have paid for such coverage had he remained continuously employed by the Company. Additionally, Dr. Huber’s stock options and other equity-based awards to the extent outstanding immediately prior to his termination, will be treated as having vested in full as of immediately prior to his termination.

Dr. Huber’s entitlement to each payment described in the foregoing two paragraphs is conditioned on his execution of a release of claims in favor of the Company and his continued compliance with a confidentiality agreement.

Additionally, the terms of the existing indemnification agreement between Dr. Huber and the Company will remain in effect, providing indemnification protection for Dr. Huber in connection with his service as an executive officer. A copy of the Company’s form of indemnification agreement was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 16, 2017 and is incorporated herein by reference. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Dr. Huber for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as the Company’s President and Chief Executive Officer.

There is no arrangement or understanding between Dr. Huber and any other person pursuant to which Dr. Huber was selected as the Company’s President and Chief Executive Officer. There are no related party transactions between the Company and Dr. Huber reportable under Item 404(a) of Regulation S-K and no family relationships between Dr. Huber and any of the Company’s directors or officers.

The foregoing descriptions of the Retirement Agreement and the Offer Letter are summaries only and are qualified by reference in their entirety to the Retirement Agreement and the Offer Letter, copies of which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

Arvin Yang Separation Agreement

On September 6, 2023, the Company also announced that the Company and Arvin Yang, M.D., Ph.D., the Company’s Senior Vice President, Chief Medical Officer, have agreed that Dr. Yang’s last day with the Company will be September 29, 2023. The Company anticipates that it will enter into a separation agreement (the “Separation Agreement”) with Dr. Yang, pursuant to which Separation Agreement the Company will (i) pay to Dr. Yang severance in an amount equivalent to nine months of Dr. Yang’s current base salary, subject to customary payroll withholding and other deductions; and (ii) if Dr. Yang elects continued group health insurance coverage under COBRA, pay, until the earlier of (x) nine months following his separation and (y) the date on which Dr. Yang obtains alternative coverage, the share of the premiums for such coverage to the same extent the Company was paying such premiums on his behalf immediately prior to his separation.

The Separation Agreement will also include a general release of claims by Dr. Yang.

The foregoing description of the Separation Agreement is a summary only and is qualified by reference in its entirety to the Separation Agreement, a copy of which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

Appointment of Brian DeSchuytner as Chief Operating Officer

On September 6, 2023, the Company announced the appointment of Brian DeSchuytner as the Company’s Senior Vice President, Chief Operating Officer and Chief Financial Officer. Mr. DeSchuytner will continue to serve as the Company’s principal financial officer.

Mr. DeSchuytner, age 45, has served as the Company’s Senior Vice President, Chief Financial Officer since October 2021 and, prior to that, served as the Company’s Senior Vice President, Finance and Product Strategy, from June 2019 until October 2021. Prior to joining the Company, Mr. DeSchuytner served as Vice President, ZEJULA Commercial, at TESARO from January 2017 to June 2019. Mr. DeSchuytner received his B.A. in biophysical chemistry from Dartmouth College and his M.B.A., concentrating in finance and health care management, from the Wharton School of the University of Pennsylvania.

There is no arrangement or understanding between Mr. DeSchuytner and any other person pursuant to which Mr. DeSchuytner was selected as the Company’s Senior Vice President, Chief Operating Officer and Chief Financial Officer. There are no related party transactions between the Company and Mr. DeSchuytner reportable under Item 404(a) of Regulation S-K and no family relationships between Mr. DeSchuytner and any of the Company’s directors or officers.

Item 8.01	Other Events

Officer Appointments

On September 6, 2023, the Company also announced the appointment of Mohan Bala, Ph.D., as the Company’s Senior Vice President, Chief Development Officer. Prior to his appointment, Dr. Bala served as the Company’s Senior Vice President, Strategic Product Planning and Program Leadership.

On September 6, 2023, the Company announced the appointment of Ashish Mandelia as the Company’s Vice President, Chief Accounting Officer. Prior to his appointment, Mr. Mandelia served as the Company’s Vice President, Controller. Mr. Mandelia will continue to serve as the Company’s principal accounting officer.

Other Compensatory Arrangements

On September 5, 2023, the Compensation Committee of the Board granted an aggregate of 330,000 RSUs as retention awards to members of its senior management team.  The RSUs will vest in full on October 1, 2024, subject to each grantee’s continued employment by the Company on such date.

Board Committee Reconstitutions

In connection with Dr. Huber’s appointment as the Company’s President and Chief Executive Officer, Dr. Huber has stepped down from his positions on the Compensation Committee and the Nominating and Corporate Governance Committee of the Company’s Board of Directors, effective as of September 11, 2023. As of October 1, 2023, the Compensation Committee and the Nominating and Corporate Governance Committee will be reconstituted as follows:

Compensation Committee	Nominating and Corporate Governance Committee
David Mott (Chair)	Willard H. Dere (Chair)
Allen Diaz	Lawrence Alleva
Kristen M. Hege, M.D.	Kristen M. Hege

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERSANA THERAPEUTICS, INC.

Date: September 6, 2023	By:	/s/ Brian DeSchuytner
Senior Vice President, Chief Operating Officer and Chief Financial Officer